Exhibit 99.1
NYSE American: Investor Presentation CCF February 2023

2 Safe Harbor, Reference to Public Filings and Non-GAAP Measures Statements Forward-Looking Statements Certain statements in this presentation are forward-looking. These may be identified by the use of forward-looking words or phrases including, but not limited to “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated”; “forecasted”; “projected”; and “potential”, among others. These forward-looking statements are based on Chase Corporation’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. To comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products; the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; expected impact of the coronavirus disease 2019 (COVID-19) pandemic on the Company's businesses; rapid technology changes and the highly competitive environment in which the Company operates. This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in our public filings. The Company does not assume any obligation to update or revise any forward-looking statement made in this release or that may from time to time be made by or on behalf of the Company. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended August 31, 2022. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Non-GAAP Financial Measures We believe that EBITDA, Adjusted EBITDA, Free Cash Flow and Organic Revenue are useful performance measures. They are used by our executive management team to measure operating performance, to allocate resources, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. The Company believes EBITDA, Adjusted EBITDA, Free Cash Flow and Organic Revenue are also useful to investors. EBITDA is useful in comparing the core operations of the business from period to period by removing the impact of the Company’s capital structure (through interest expense), asset base (through depreciation and amortization) and tax rate, and in evaluating operating performance relative to others in the industry. Adjusted EBITDA allows for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to the potential variability across periods based on their timing, frequency and magnitude. Free Cash Flow provides a means for measuring the cash generated from operations that is available for mandatory obligations, including interest payments and debt repayment, and discretionary investment opportunities such as funding acquisitions, product and market development and paying dividends. As a result, management believes these metrics, which are commonly used by financial analysts and others in the industries in which the Company operates, enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies and the past performance of the Company itself. EBITDA, Adjusted EBITDA, Free Cash Flow and Organic Revenue are non-U.S. GAAP financial measures. We define EBITDA as net income before interest expense from borrowings, income tax expense, depreciation expense from fixed assets, and amortization expense from intangible assets. We define Adjusted EBITDA as EBITDA excluding costs and (gains) losses related to our acquisitions and divestitures, costs of products sold related to inventory step-up to fair value, settlement (gains) losses resulting from lump-sum distributions to participants from our defined benefit plans, operations optimization costs, impairment losses on long-lived assets, and other significant items. We define Free Cash Flow as net cash provided by operating activities less purchases of property, plant and equipment. Organic revenue is defined as legacy businesses, plus revenue from acquired businesses beginning 12 months after acquisition, less revenue associated with currently divested businesses for all periods shown. The use of EBITDA, Adjusted EBITDA, Free Cash Flow and Organic Revenue has limitations. These performance measures should not be considered in isolation from, or as an alternative to, U.S. GAAP measures such as net income, net cash provided by operating activities and revenue. Since we may have certain non-discretionary expenditures that are not deducted from these measures, including scheduled principal payments on outstanding debt, none of these measures should be interpreted as representing the residual cash flow of the Company available solely for discretionary expenditures or to invest in the growth of our business. Our measurement of EBITDA, Adjusted EBITDA, Free Cash Flow and Organic Revenue may not be comparable to similarly-titled measures used by other companies.

3 Why Invest in Chase Corporation A global specialty chemicals company that is a leading manufacturer of protective materials for high-reliability applications across a broad range of market sectors. Strategic diversification of product offerings for high-reliability applications. Chase’s solidified position as a trusted partner to customers brings long-term value for our shareholders. Effectively manages and rationalizes cost base to improve relative profitability results and operational performance. Proven growth strategy through organic and inorganic paths guides our capital allocation philosophy with a focus on return on investment. A continuous-improvement mindset focused on creating an ethical corporate culture.

4 Chase Corporation at a Glance [1] Market capitalization data as of January 31, 2023 [2] Fiscal 2012 through November 7, 2022 [3] For fiscal year ended August 31, 2022, chart percentages rounded to sum to 100% NYSE:CCF Founded 1946, Headquartered in Westwood, MA 680+ Chase Employees $0.9B Market Capitalization1 9 Recent Acquisitions2 2022 Key Metrics3 ▪ Revenue: $325.7 Million ▪ Adjusted EBITDA: $79.6 Million ▪ Full Year Diluted EPS: $4.70 ▪ Gross Margin: 37.8% ▪ Free Cash Flow: $30.9 Million ▪ Annual Dividend: $1.00 World-Class Operational Platform Across 5 Countries Revenue by Geographic Region of Customers3 Revenue by Segment3 79% 11% 9% 1% North America Asia/Middle East Europe All other Foreign 42% 44% 14% Adhesives, Sealants & Additives Industrial Tapes Corrosion Protection & Waterproofing

5 Adhesives, sealants and additives leverage core specialty chemical development competencies of the Company. Numerous construction-related products solve a range of challenging problems for the oil, gas, water, wastewater, bridge, highway and associated industries. Corrosion Protection & Waterproofing Adhesives, Sealants & Additives Industrial Tapes Expansive brand offerings include wire and cable materials, specialty tapes, and other laminated and coated products. Three Strategic Operating Segments

Adhesives, Sealants and Additives

CHASE Corporation
We make a material difference

Electronic and Industrial Coatings, and Functional Additives

Protective coatings, adhesives and additives to ensure reliability of our customers' product functionality

Product Offerings

- **Electronic & Industrial Coatings**
  - *Conformal coatings*
  - *Adhesives and sealants*
- **Functional Additives**
  - *Polymeric microspheres*
  - *Superabsorbent polymers*
  - *Specialty polymers*[3]
  - *Polyurethane dispersions*

2022 Financial Performance[2]

✓ **Revenue:** $135.8M

✓ **Gross Margin (%):** 41%



Resin Designs
HumiSeal
Radiance
dualite
ZAPPA stewart

AB Chimie PCBA protection [1]

Emerging Technologies the superabsorbent source [1]

Select Markets

Aerospace | Automotive | Electronics | Appliances

Medical | Environmental | Coatings | Intermediaries

[1] ABchimie acquired September 1, 2020 (FY21); Emerging Technologies, Inc (ETi) acquired February 5, 2021
[2] Source: FY22 Annual Report
[3] Associated with NuCera acquisition

6

Industrial Tapes

CHASE Corporation

We make a material difference

Customizable solutions are engineered with broad analytical and developmental capabilities supported by an experienced technical team

Laminated and coated films, fillers and high-strength woven materials, which protect end-products from damage and environmental influences

Product Offerings

- **Cable Materials**
  - Shielding, binding, bedding and barrier tapes
  - Strand seal compounds
- **Specialty Tapes, Coatings and Laminates**
  - Detection tapes
  - Pulling tapes
  - Antistatic cover tapes
  - Specialty manufacturing

2022 Financial Performance[1]

✓ **Revenue:** $144.0M

✓ **Gross Margin (%):** 33%


Chase & Sons
AQUAblok

Select Markets

- Energy
- Industrial
- Utilities & Telecom
- Oil & Gas
- Consumer & Packaging
- Electronics

7

[1] Source: FY22 Annual Report

8 Corrosion Protection and Waterproofing Product Offerings • Pipeline Coatings • Casing fill services • Hot- and Cold-applied tapes • Epoxy systems • Liquid coatings and primers • Protective Coatings, Linings & Additives • Asphalt waterproofing additives • Expansion and control joint systems • Waterproofing membranes • Coating and lining systems [1] Source: FY22 Annual Report Chase harnessed qualities of a spectrum of chemistries to develop complete and respected product lines across numerous industries Durable adhesive tapes and high-strength flexible coating materials and additives which protect infrastructure from exposure to environmental influences ✓ Revenue: $45.9M ✓ Gross Margin (%): 43% 2022 Financial Performance1 Select Markets Water Wastewater Oil & Gas Infrastructure

9 POLYWAX™ Chase is a Brand Leader Across All Segments ADHESIVES, SEALENTS & ADDITIVES PRODUCT 02 PRODUCT 03 Product Offerings Key Products Select Markets Brand Names Electronic & Industrial Coatings Functional Additives • Conformal coatings • Adhesives & sealants • Polymeric microspheres • Polyurethane dispersions • Superabsorbent polymers • Specialty polymers Corrosion Protection & Waterproofing Adhesives, Sealants & Additives Industrial Tapes • Aerospace • Automotive • Electronics • Appliances • Medical • Environmental • Intermediates • Coatings Cable Materials Specialty Tapes, Coatings and Laminates • Power cable tapes • Communication cable tapes • Strand seal compounds • Detection tapes • Pulling tapes • Durable paper products • Antistatic cover tapes • Specialty manufacturing • Energy • Electronics • Industrial • Oil & Gas • Consumer & Packaging • Utilities & Telecom Pipeline Coatings Protective Coatings, Linings & Additives • Casing fill services • Cold-applied tapes • Hot-applied tapes • Epoxy systems • Liquid coatings and primers • Asphalt waterproofing additives • Expansion & control joint systems • Waterproofing membranes • Coating & lining systems • Water • Wastewater • Oil & Gas • Infrastructure • Water

10 Expand Global Presence Expansion in Top Drive Share Gains End-Markets New Products & End- Financial Discipline Strategic M&A Markets Chase is dedicated to maintaining sustainability while executing on its proven growth strategy of financial discipline and maximized product growth 05 Strategy Rooted in Multiple Growth Avenues

11 Mega-Trends Important to Chase 5G – Next Generation Wireless • Infrastructure spending and consumer device upgrades ✓Chase telecom pulling & detection, cable materials, and electronic coatings EV – Electric Vehicles and Hybrid Electric Vehicles • Battery, displays, semi-autonomous driving, charging stations ✓Our adhesives, sealants and additives products IoT – Internet of Things • Proliferation of ‘smart’ devices in broad spectrum of products ✓Our adhesives and sealants Grid Expansion – Renewable Energy • Trends in enhancements to power grids as well as solar and wind turbines ✓Our industrial tapes products

12 Strategic Priorities Proven growth strategy sharply focused on building upon core businesses and on enhancing operational infrastructure and commonalities to gain competitive advantage Pursue actionable organic and inorganic growth strategies Enhance operational infrastructure and commonalities through consolidation and rationalization of assets Adhere to financial discipline with a focus on margin profile and free cash flow generation Develop competitive advantages and further drive greater market share

Proven Consolidator with Attractive Pipeline of Accretive Targets

CHASE Corporation
We make a material difference

Chase has built a global platform through consistent organic growth and successful integration, optimization and growth of key acquisitions

$482M *in Acquisition Deals*[1]

10+ *Years of Accretive M&A Activity with Focus on Specialty Chemicals*[1]

9 *Acquisitions Completed*[1]

4 *Divestitures Completed*[1]

$180M *Outstanding Debt*[2]

Recent M&A Activity

2023
- Acquired NuCera Solutions (Specialty Polymers)

2021
- Acquired ABchimie (Conformal Coatings)
- Acquired Emerging Technologies, Inc (ETi) (Superabsorbents)

2018
- Acquired Stewart Superabsorbents "Zappa Stewart" (Superabsorbents)
- Sold remaining Structural Composite Rod product lines

2017
- Acquired Resin Designs (Sealants & Adhesives)
- Sold Fiber Optic Cable Components product line

2016
- Acquired HumiSeal India Private Limited (Electronic Coatings)
- Sold RodPack product line (Wind Energy Composite)

13

[1] Source: 10-Q/K filings; Fiscal 2012 through August 31, 2022, excludes withholdings and unpaid contingent consideration
[2] Source: 10-Q for period ended August 31, 2022

14 [1] Organic revenue defined as legacy businesses, plus revenue from acquired businesses beginning 12 months after acquisition, less revenue associated with currently divested businesses for all periods shown All years are fiscal years ended August 31. Sustainable Financial Performance with Strong Cash Flow Generation Revenue ($M)1 Adjusted EBITDA ($M) Financial Highlights Free Cash Flow ($M) EPS (Diluted) Shareholder Return Priorities ✓ Unique product portfolio creates competitive barrier to entry ✓ Strong free cash flows supporting inorganic growth ✓ Profitability driven by organic growth and synergies from inorganic expansion ✓ Shareholder return-focused business with dividend payout targeting 15% - 25% of earnings ✓ Operational efficiencies continue to bottom line ✓ Support growth through operational expansion ✓ Continuation of accretive M&A strategy ✓ Maintain financial flexibility & ample liquidity ✓ Reoccurring annual dividend payout $284.2 $281.4 $261.2 $293.3 $325.7 2018 2019 2020 2021 2022 Organic Acquisition & Divested $75.2 $65.2 $60.2 $78.6 $79.6 2018 2019 2020 2021 2022 $42.6 $47.0 $54.4 $58.8 $30.9 2018 2019 2020 2021 2022 $4.56 $3.46 $3.59 $4.73 $4.70 2018 2019 2020 2021 2022 Organic Gains from sale

Financial Performance: Quarterly Review

CHASE Corporation
We make a material difference

Revenue ($M)



$75.0
$74.0
$88.6
$88.1
$102.9
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23

Adjusted EBITDA ($M)



$17.7
$16.8
$22.8
$22.2
$25.2
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23

Free Cash Flow ($M)



$5.4
$1.6
$13.0
$13.7
$4.7
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23

EPS (Diluted)



$1.02
$0.96
$1.64
$1.08
$0.71
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23

Quarterly Highlights

Q1'FY23

- ✓ Closed NuCera Solutions, the largest acquisition in Chase's history, in the first week of the fiscal quarter
- ✓ Revenue growth was supported by fully realized price increase benefits and rising demand within Industrial Tapes business

Q4'FY22

- ✓ Strategic pricing actions mitigated headwinds, with contributions from Emerging Technologies, and heightened price and volume-driven growth within Industrial Tapes segment

Q3'FY22

- ✓ Elevated demand across all segments
- ✓ Delivered margin expansion despite ongoing macro challenges

Q2'FY22

- ✓ Focused on meeting consumer demand by dedicating additional capital to increase inventory on-hand
- ✓ Made significant progress towards the Company's footprint consolidation initiative, driving future cost savings

Q1'FY22

- ✓ Elevated demand yielded sales growth and increased order backlog within each operating segment

15

16 Michael J. Bourque Treasurer and Chief Financial Officer ■ Joined Chase in February 2021 as CFO ■ Keystone Dental, Inc - Chief Financial Officer (2019 – 2020) ■ Analogic Corporation – most recently as Senior Vice President, Chief Financial Officer and Treasurer (2014 – 2018) Adam P. Chase President and Chief Executive Officer ■ Over two decades with Chase ■ President (2008 – present) ■ Chief Executive Officer (2015 – present) ■ Chief Operating Officer (2007 – 2015) Experienced Leadership Team Chase is led by a highly-regarded management team with significant experience and an established track record of executing commercial and operational initiatives Bill Logan VP, Sales and Marketing • Joined Chase in May 2022 • Over 30 years in specialty chemical, materials, and equipment manufacturing industries • Former VP of Commercial Sales and Marketing at Dover Chemical Keith Waryold VP, Growth and Innovation • Over 10 years with Chase • Dow Chemical, Global Sales and Marketing Director (2005-2010) • Rohm and Haas, Global Business Manager (1998-2005) Mark Canrobert VP, Industrial Tapes • More than 35 years with Chase and affiliates • Former Business Unit, General and Facility Manager for Chase and affiliate NEPTCO operations Christopher Seitter VP, Mergers and Acquisitions • Over 10 years with Chase • Vice President, SEMX Corporation (2004-2009) • President, Extrusion Technology (2001-2003) Business Leadership Across All Segments

Q&A

18 Q&A Section 1: Cost Management How does Chase manage costs through changing business conditions? Through our operational discipline and proactive initiatives, we continue to make progress on multiple cost improvement efforts through varying business conditions: In fiscal 2020 we completed the consolidation of our pulling and detection product line into an existing Chase location, which immediately translated to an improved bottom line in our Industrial Tapes segment. Additionally, we successfully exited from providing low-margin transitional toll manufacturing services, which improved our sales mix. In fiscal 2021 we completed the process of relocating our sealants system production from our Newark, CA to our Hickory, NC location. We also announced the future move of our sealants systems production from Woburn, MA to our O’Hare Township, PA location. During the first quarter of fiscal 2022, Chase took steps to prepare for the future relocation of its Corporate Headquarters to another location within Westwood, MA. The move, part of the Company’s ongoing consolidation and optimization initiatives, reduces the Company’s footprint, drives operational cost savings, and takes advantage of the work from home hybrid realities of many corporate Chase employees. The relocation was completed in the second fiscal quarter of 2022. We remain focused on driving optimization initiatives and will respond to the changing environment with our disciplined approach that balances short-term requirements with long-term objectives to create value for our shareholders.

19 Q&A Section 2: Corporate Strategy & Risks What is the overall strategy at Chase? “Stay the course” of continued growth in markets we serve via internal and external means, staying close to our core strategic financial principles: • M&A • Consolidation • Organic growth in selected areas Has the Company considered the possibility of a stock split? On reflection, our investors find value in liquidity measured in terms of total dollars of CCF stock traded per day, and not in the price and shares traded. Over the past few years, liquidity, or total dollars per day, has increased. Since there are both one-time and recurring costs to splitting the stock, the cost/benefit to Chase and its shareholders indicates a stock split is not warranted. Where do you expect organic growth? We see our specialty chemicals technologies as growth drivers in several areas: electric and hybrid electric vehicles; IoT expansion in consumer products and appliances; broadband and 5G implementations; in multiple other industries using electronics; and broadened use of superabsorbent polymers in medical, consumer and environmental applications. Some areas, such as cable materials and antistatic cover tapes, are in “harvest mode,” and provide a stable cash flow that supports our other strategic moves.

20 Q&A Section 2: Corporate Strategy & Risks What are you doing to improve your ESG scores published by ratings agencies? Chase is committed to operating long term in a sustainable and ethical space. We have recently launched a Responsibility page on our chasecorp.com website, detailing Chase’s Human Rights and EHS (Environmental, Health and Safety) Sustainability-related policies. We expect that this will help inform our investors as well as other concerned parties and, as an extension, improve our scores. Please visit us and learn more at: https://chasecorp.com/responsibility/ Further, in October 2020, we modified our Board structure, creating the position of Lead Independent Director, with responsibilities including presiding over executive sessions of independent directors and assisting with setting agendas for Board meetings.

21 Q&A Section 3: Capital Allocation & Investments What is your capital allocation philosophy? We will continue to use free cash flow and leveraged debt as our two main sources of capital to fund strategic initiatives, while maintaining a balanced approach with an annual dividend payout determined by net income. How does your capex impact your business? Explicit capex is fairly low because our major pieces of production equipment have long useful lives and the technology changes slowly. However, “hidden” capex spending usually occurs from our M&A activity. Our reported “Purchases of property, plant and equipment” totaled $3,938, $2,441, and $1,371, for fiscal 2022, 2021, and 2020. We currently have several on-going capital projects that are important to our long-term strategic goals, including our facility rationalization, optimization, technology investments and consolidation initiative. Machinery and equipment will be added as needed to increase capacity or enhance operating efficiencies in our manufacturing plants. Also, without needing to acquire additional equipment, we can readily increase production in our facilities through adding shifts. What was the basis for maintaining the dividend rate at $1.00 per share? We base our dividend on the net income we earned in the prior fiscal year. We aim to distribute, via dividends, 15% to 25% of this amount, depending on future needs of the Company for growth, debt repayment, and other capital requirements. Our dividends paid in December 2022, 2021, and 2020 represented 21%, 21%, and 22%, respectively, of our prior fiscal years’ net income. We maintained our dividend rate at $1.00 as a continued longstanding commitment to returning capital and maximizing value for our shareholders.

22 Q&A Section 3: Capital Allocation & Investments You amended and restated your previously existing revolving debt agreement. What was the purpose of the refinancing, and what is Chase’s strategy for utilizing the revolving debt? The new credit agreement commenced in July 2021 to amend, restate and extend the Company’s preexisting credit facility will now mature in July 2026. The agreement provides for additional liquidity to finance acquisitions, working capital and capital expenditures, and for other general corporate purposes. The new agreement increases the Company’s borrowing capabilities to $200 million (up from $150 million under the old facility), with the ability to request an increase in this amount by an additional $100 million with agreement from the lenders (up from $50 million under the old facility). The Company plans to make draws on the new revolving debt agreement in line with its core strategies. What is the maximum level of leverage of your new credit facility? Our new all-revolver credit facility with BoA, Wells Fargo Bank, N.A., PNC Bank, N.A. and JPMorgan Chase Bank, N.A. calls for no more than a 3.25x leverage on EBITDA (as defined in the credit agreement) and allows for a temporary step-up in the allowed consolidated leverage ratio (to 3.75x) for the four fiscal quarters ending after certain designated acquisitions. What is Chase’s priority for use of excess cash? Our main focus is to increase shareholder value through growth initiatives where the return is greater than the cost of capital. Although we consider strategic market and product development efforts, our focus is on our Mergers, Acquisitions and Divestitures program as the first priority for “excess” cash. Our variable debt structure allows us to pay down debt (de-lever) in times when a project is not ready for investment, and then subsequently use the debt structure to make accretive acquisitions, making debt repayment our second priority. We expect to use our free cash flow, over the short term, to pay down our revolver debt balance used to fund the NuCera transaction, along with maintaining our dividend policy.

23 Q&A Section 4: Acquisitions & Divestitures – Strategy How do you source deals (i.e., bankers, sellers come to you, you approach sellers, etc.)? Yes, to all. What internal resources do you have dedicated to M&A? We utilize a cross-functional team made up of senior management and outside consultants. What is the integration process? We expect to fully integrate all new acquisitions into our business model with centralized administrative services and inclusion in our centrally-managed ERP environment. Opportunities for cost and/or revenue synergies? Each opportunity is unique, but we always look to leverage our fixed costs. What are the financial hurdles or returns you seek when doing M&A? We look for any acquisition to be accretive to one or more of our overall metrics (GM %, ROI, ROA, ROE, EBITDA, etc.). What is the level of M&A to expect going forward? Mergers, acquisitions and divestitures will continue to be an important part of our strategy and our revised credit agreement level will help fund these opportunities.

24 Q&A Section 4: Acquisitions & Divestitures – Strategy Are acquired companies folded 100% into Chase Corp., or are they run autonomously? Do you retain key executives from the acquired company? We centralize the back office and administrative functions while complying with localization requirements in non-U.S. locations. Our goal is to implement our global ERP system at each acquired location within a time period that makes sense to each unique situation. Zappa Stewart (fiscal 2018) and Resin Designs (fiscal 2017), as examples, are fully integrated into our single accounting and IT platform. Our preference is to retain “acquired” talent where they will assist in growing the business, and where they are willing to work in the management and controls environment of a U.S. public company. This includes not only management and technical people, but salespeople, production supervisors, and line workers. How does the acquisition of NuCera Solutions in September 2022 fit into Chase’s strategy? NuCera serves a critical role in advancing Chase’s growth strategy. NuCera has expanded Chase’s global reach into new, blue-chip customers and attractive high-growth end markets such as personal care, polymer additives, coatings, diversified consumer products and masterbatches. The Company’s strong market position, North American manufacturing footprint and captive synthesis capabilities provide Chase additional scale and expand our presence across multiple new high-growth end markets, while maintaining both a strong balance sheet and financial flexibility.

25 Q&A Section 5: Products & Markets How is your product mix now and how it has changed over time? Chase has grown from its cable materials roots into a broad range of industrial and construction-related markets, specializing in protective materials for high-reliability applications with specialized properties and formulations. What end-markets are your products sold into? Changes over time? Our primary markets span multiple industries: telecommunication, electronics, energy distribution, automotive/ transportation, appliance, general industrial, infrastructure (water, oil, natural gas), bridge & highway, commercial building, housing, medical, consumer, environmental, mining/drilling, etc. Our fiscal 2015 acquisition of our functional additives product line, our fiscal 2017 acquisition of Resin Designs, our fiscal 2018 acquisition of Stewart Superabsorbents/Zappa-Tec (“Zappa Stewart”), our fiscal 2021 acquisitions of ABchimie and ETi, as well as our fiscal 2023 acquisition of NuCera Solutions (“NuCera”) represent major, immediate and long-term opportunities for growth by providing us both entry into new markets and expansion in certain markets we already serve. Do you have any significant customer concentration? No. Beginning fiscal 2019, no single customer accounted for as much as 10% of sales. The acquisitions that we have made in recent years have expanded our customer roster and broadened our end-market reach, which ultimately, as a welcome side-benefit, reduced our customer and industry concentration. What is the cost of your product as a percent of the product it is being sold into? It varies by product line, but we believe it to generally be a very small part of the cost of the end product or project. How critical are your products to the performance of the products that they are incorporated into? Our products are not typically the “active” part of an end product (e.g., they do not transmit a signal or energy), but rather allow the end product to perform more reliably over time, protect its warranty and increase its durability.

26 Q&A Section 5: Products & Markets Are your products sold direct or via distributors? We use multiple sales channels, depending on market and location. Most revenue comes from direct sales, but distributors account for a significant overall portion of the business. Are your products a “consumable” or a one-time purchase? Our Adhesives, Sealants and Additives and Industrial Tapes segments include specified products that are used in or integrated into another company’s product, with demand typically dependent upon broad economic conditions. These could be viewed as "consumable" in nature. Our Corrosion Protection and Waterproofing segment comprises principally project-oriented product offerings that are primarily sold and used as “Chase”-branded products. Each project could be viewed as a one-time purchase, although some projects extend over multiple years, and some give rise to follow-on projects and purchases. Are any of your products sold on a contract basis? We have agreements with some of our large customers covering prices, terms, warranties, specifications, etc., but our standard terms and conditions do not include minimum purchase quantities, “take or pay” or exclusivity provisions. Can you walk through your manufacturing process? Our products are made in batches, with the specific processes varying greatly by product line. There are usually one to three steps, including coating, laminating, blending, polymerizing, mixing, weaving, printing, slitting and containerizing. Our products are produced quickly, going from raw materials to finished goods typically within a day or two. Some products lines are made to order, while others are made to stock, with some products being held in semi-processed form while they await specific customer requirements.

27 Q&A Section 5: Products & Markets Would expansion into new geographical areas involve an expansion of the direct sales force, or would you rely on independent distributors? We have both direct and distributor sales in our Adhesives, Sealants and Additives, Industrial Tapes and Corrosion Protection and Waterproofing segments. We lean towards direct sales force expansion for new areas, but distribution is always considered as an alternative. There is a third option: to access India, we bought a small Indian manufacturer/distributor of industrial coatings in 2016, and we have purchased small distributors in other areas over the years. What are your “differentiated R&D capabilities? We spend almost all our R&D effort in developing specific solutions to solve customer problems or extend product capability and function. We are “differentiated” in that, rather than general line extensions for which we hope we can find a market, our focus is providing products and performance in reliability and protection uses for specific customer requirements.

28 Q&A Section 5: Products & Markets How important are automotive-related sales to your current results and planned future growth? The automotive industry is important to us, as our products are used throughout current vehicles. For example, HumiSeal and Resin Designs products are utilized in engine and cabin control systems, in-dash circuitry and displays; our polyurethane dispersions are utilized in headliners, dashboards and soft-touch vinyl interior components; our polymeric microspheres are utilized in adhesives and coatings for weight and density reduction, and in lining systems for sound dampening; and our cable shielding tapes, among our oldest products, have sales into automotive industry markets. The burgeoning electric vehicle market uses our materials in power/energy management systems and in charging stations. A substantial slowdown in the automotive industry would hurt our results, but no one industry is critical to our future plans. The recent “chip” shortage and global supply chain lags are examples of disruptions in this industry vertical that impact our business levels. How is the sales team structured? By segment, division, product, end-market, geography…? Because our products and markets are so varied, our sales organization varies as well. Product line specialization is more important than geography for high-volume product lines, and geography is more important for low-volume ones. Providing a single point of contact for a customer is also important. We try to be easy for our customers to work with while providing cost-effective service.

29 Q&A Section 6: Competition What is the principal way that you compete in the marketplace (i.e., cost/price, technology/value added, brand/reputation, breadth of offerings, service, etc.)? Diverse products and markets require diverse ways of competing. Price, service, and technology are always important. What do you see as your primary competitive advantages in the market? We are a reliable supplier with a long track record of producing and delivering high-quality value-added products. In certain markets we are differentiated through the depth and breadth of our proven product solutions to meet specific needs. What percent of your revenue is tied to products that have patents or IP protecting them? Relatively low on legally-protected IP, but our trade secrets are important to our success. We hold various patents, but we believe that they are not material to the success of our business. What proportion of your products could be replaced by a different material/chemical already on the market? Most of our products face pressure from some form of substitution, but we believe we offer both tangible and intangible value to our customers over these alternatives. Product and supply performance proven over years is important to most of our customers, and technological obsolescence is therefore less of an issue than it might be in other industries. Of course, there are other companies that manufacture or sell products and services similar to those made and sold by us.

30 Q&A Section 6: Competition Have there been any new entrants into the markets that you serve in the last 3-5 years? There are always new entrants, or ones that re-appear because of exchange rates and other factors, and existing competitors can expand their presence to new parts of the world where we already sell. However, we have not faced the situation of an Amazon-like competitor swooping in and threatening to dominate a business segment. Would a competitor’s exit radically improve your ability to win business and improve your financial results? Probably not. Given the diversified nature of Chase’s product offerings and markets served, the elimination of any one or two competitors would not dramatically improve the results of the Company as a whole.

31 What is the rationale behind moving the Corporate Headquarters to a smaller footprint? By reducing our real estate footprint, we secure operational cost savings and utilize a work from home hybrid model that provides our employees with greater flexibility. The new facility will also house research and development operations currently performed at the existing Westwood, MA location as well as those currently housed in our Woburn, MA location which will streamline processes and drive greater efficiency. What was the rationale behind your exit from Chase’s Woburn, MA facility? The Woburn, MA facility came to Chase as part of the Resin Designs acquisition in fiscal 2017. The move was consistent with our plant consolidation and rationalization plan, as we look to consolidate our manufacturing plants and streamline our existing processes. Given similarities in many of the production processes, the relocation of our operations to our owned O’Hare Township, PA better leverages the existing support staff and space at our current facility. Why did you exit the Newark, CA facility, and what are the expected savings for the business? The Newark, CA facility came to Chase as part of the Resin Designs acquisition in fiscal 2017. The move is consistent with our plant consolidation and rationalization plan, as we look to consolidate our manufacturing plants and streamline our existing processes. As the Newark lease concluded in fiscal 2021, we saw an opportunity to leverage the existing support staff and space at our current Hickory, NC facility. We are not disclosing the anticipated amount of savings, but it will be meaningful in future periods. We will measure the savings by comparing our actual costs in future periods with what we would have expected them to be if we had not consolidated the sealants system business within Hickory. Q&A Section 7: Real Estate Consolidation and Rationalization

32 Q&A Section 8: Financials, Profitability, Trends Has your historical revenue growth been driven by volume, price or a combination of the two? Primarily volume, with M&A expansion significantly contributing to growth. Chase has at times increased prices to address rising raw material costs, including recent inflationary pressures impacting input costs. Are you able to pass through raw material cost increases to your customers either contractually or on a spot basis? Currently, we face global raw material inflationary pressures, supply chain challenges and an increasingly competitive landscape related to obtaining and retaining a manufacturing labor force. Chase continues to meet its customers’ increasing demand by leveraging our global network, partnering with customers and suppliers and driving further efficiencies throughout our production and logistics processes. While we look to drive cost savings, we will also continue to institute customer price adjustments as needed across all affected product lines to protect gross margins. Chase’s consolidation and optimization initiative also helps us to remain competitive and deliver value to our customers by reducing manufacturing spending, which allows us to further capture margin through improved operational efficiency.

33 Q&A Section 8: Financials, Profitability, Trends What are the appropriate long-term revenue growth rates to think of for your segments/ products? Are these rates being driven by volume, price, or both? We do not provide earnings guidance. We predict both volume and price will play a part in future revenue growth, based upon underlying commodity pricing fluctuations. What are the primary raw materials in your COGS? We purchase a wide variety of commodity items, including petroleum-based solvents, films, yarns and nonwovens; aluminum and copper foils; specialty papers; and various chemicals, resins, adhesives, polymers and inks. What is the plan for the ERP system? Are you replacing the current system? We have begun upgrading our current Oracle Legacy ERP system with the Oracle Fusion Cloud Platform. This upgrade will position us with a more advanced system to support our business expansion, access to upgrades in functionality, and a more modern system for operations, all within the Oracle Ecosystem. The upgrade will also drive process efficiencies and push innovation opportunities within the business. We plan that this upgrade will be a multi-year, phased in approach that will mitigate any disruption to our business.

34 Q&A Section 8: Financials, Profitability, Trends How much room is left in the consolidation strategy and streamlining of operations? There is room for further consolidation, and an active and opportunistic M&A program means that we are always thinking about how to best use our current set of facilities and equipment. Moving all manufacturing from our Pawtucket, RI and Granite Falls, NC facilities, consolidating the sealant system business from our Newark, CA facility and the adhesive systems business from our Woburn, MA location, as well as reducing our Corporate Headquarters real estate footprint, shows that we are serious about reducing fixed costs while maintaining revenue. How does production redundancy and providing surety of service fit into your current and future operational plans? Chase has strategically maintained some redundancy in production capabilities across various geographies to help maintain continuity and provide surety of services, particularly during the current robust demand environment. By ensuring production is not dependent on the availability of raw materials and the logistics environment of a single market, Chase is able to better serve its worldwide customer base.

35 Q&A Section 8: Financials, Profitability, Trends Can you discuss how previously enacted tax reform (the “Tax Cuts and Jobs Act of 2017”) has impacted Chase and how potential future reform under the new administration could impact the Company? We had fiscal 2022, 2021, and 2020 all-in effective tax rates (including state tax and discrete items) of 23.8%, 23.3%, and 24.6%, respectively. These rates, which are predominantly the results of the Tax Act, are significantly below the all-in effective tax rates of 31.0% and 34.5% recognized in fiscal 2017 and 2016, respectively. Do you see Chase as a beneficiary of the recent infrastructure spend legislation passed by Congress? While we see opportunities within the spending bill, for not only our bridge and highway products, but also for 5G, energy grids, charging stations, etc., we still are a long way off from its impacts and to what level we and our customers will see revenue. It is certainly potentially good news for those business areas. What is your backlog? How are you addressing the increased backlog? Our backlog has continued to increase, most recently reported the backlog of customer orders was approximately $40.6 million as of August 31, 2022, primarily due to raw material supply and logistics challenges broadly seen worldwide increasing the balance for the current year. We continue to work with our customers, vendors and supply chain partners to prioritize the flow of goods. Most of our production cycles are short, and most of our products are standard, allowing us to maintain a stock of finished or semifinished materials that we can ship quickly as customer orders are received. We do not consider our backlog to be an important metric or performance indicator.

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